                                     10(DD)

                               Amendment Number 2
                                   to the 1991
                                Stock Option Plan

                                                                       Exhibit A


                                 Amendment No. 2
                                       to
                        State Auto Financial Corporation
                             1991 Stock Option Plan


         The State Auto Financial Corporation 1991 Stock Option Plan (the "Plan") is hereby amended pursuant to the following provisions:

1.       Definitions:
         -----------

         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

2.       Administration:
         --------------

         The last sentence from the first paragraph of Section 2 of the Plan is hereby deleted and replaced by the following sentence:

          The members of the Committee shall not be eligible to participate in the Plan while serving on the Committee, and each member shall be a "non-employee director" within the meaning of the Rule 16b-3, as amended, under the Securities and Exchange Act of 1934.

3.       Elimination of Six Month Holding Period:
         ----------------------------------------

         Section 5(F) is deleted from the Plan.

4.       Effective Date; Construction:
         -----------------------------

         The effective date of this amendment is August 15, 1996 and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.